UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2007
MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054

(address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     This filing on Form 8-K/A is being made for the purpose of filing as an exhibit the Stipulation of Settlement dated March 23, 2007 by and among (i) MedQuist, Inc., Brian J. Kearns, David A. Cohen, John A. Donohoe, Ethan Cohen, John W. Quaintance, and Ronald F. Scarpone, and (ii) Greater Pennsylvania Carpenters Pension Fund (“Stipulation of Settlement”). The material terms of the Stipulation of Settlement are the same as those contained in the Memorandum of Understanding by and among the parties to the Stipulation of Settlement filed as an exhibit to our Current Report on Form 8-K filed on March 28, 2007.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1
Stipulation of Settlement dated March 23, 2007 by and among (i) MedQuist, Inc., Brian J. Kearns, David A. Cohen, John A. Donohoe, Ethan Cohen, John W. Quaintance, and Ronald F. Scarpone, and (ii) Greater Pennsylvania Carpenters Pension Fund

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.
Date: August 24, 2007	By:	/s/ Mark R. Sullivan
		Name:	Mark R. Sullivan
		Title:	General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit No.	Description
10.1
Stipulation of Settlement dated March 23, 2007 by and among (i) MedQuist, Inc., Brian J. Kearns, David A. Cohen, John A. Donohoe, Ethan Cohen, John W. Quaintance, and Ronald F. Scarpone, and (ii) Greater Pennsylvania Carpenters Pension Fund